Exhibit 10.9

EQUIPMENT PURCHASE AGREEMENT

This EQUIPMENT PURCHASE AGREEMENT (the “Agreement”), dated as of March 17, 2021 (the “Effective Date”), is made and entered into by and between ACCESS DIGITAL CINEMA PHASE 2, CORP., a Delaware corporation (“ADCP2”), ACCESS DIGITAL CINEMA PHASE 2 B/AIX CORP. a Delaware corp. (“BAI/X,” and together with ADCP2, the “Sellers”) and American Multi-Cinema, Inc., a Missouri corporation (“AMC”).

R E C I T A L S

WHEREAS, AMC, as successor in interest, is party to certain Master License Agreements (the “Master License Agreements”) with the Sellers pursuant to which Sellers deployed and licensed the use of certain equipment to AMC under the terms and conditions set forth in such Master License Agreement.

WHEREAS, Sellers have agreed to convey to AMC, and AMC has agreed to receive, the equipment described and identified on Schedule A attached hereto, together with all manufacturers’ warranties thereon, to the extent such warranties are transferable (the “Assets”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.  Subject to the terms and conditions hereafter set forth, Sellers hereby agree to transfer, sell, convey, and deliver (the “Sale”) to AMC and AMC does hereby accept, all of Sellers’s right, title and interest in and to the Assets for an aggregate purchase price of $4,588,000.00 (the “Purchase Price”).

2.  AMC shall deliver to Sellers the Purchase Price at the times and for the installment amounts set forth on Schedule A attached hereto. Payment shall be made in immediately available funds in accordance with the written instructions provided by Sellers to AMC.

3.  Notwithstanding anything contained herein, Sellers will retain title to each Asset until Sellers’ receipt of the installment amounts of the Purchase Price related to such Asset as more specifically set forth on Schedule A.

4.  Each of the Sellers represents and warrants that (a) it is a corporation validly existing and in good standing in its jurisdiction of incorporation, (b) it has the power and authority to enter into this Agreement and (c) it has taken all actions necessary for the execution of this Agreement.

5.  AMC represents and warrants that (a) it is a corporation validly existing and in good standing in its jurisdiction of incorporation, (b) it has the power and authority to enter into this Agreement and (c) it has taken all action necessary for the execution of this Agreement.

6.  AMC acknowledges and agrees that (a) except as expressly set forth herein, AMC accepts the Assets on an “AS IS, WHERE IS” basis and (b) except for Sellers’ representations and warranties set forth in Section 4 above, Sellers have not made and will not be deemed to have made any verbal or written representations, warranties, promises or guarantees (whether express, implied, statutory or otherwise) to AMC with respect to the Assets or in connection with the Sale.

7.  AMC acknowledges and agrees that it shall arrange, at its sole cost and expense, for relocation, storage, shipment and refurbishment of the Assets, as may be necessary and assumes all risk of loss as of the Effective Date. AMC shall maintain a policy of insurance insuring the Assets for a coverage amount at least equal to the full replacement cost (at market value) of the Assets. Sellers shall be named as a loss payee, as applicable under such policy, and such policy shall provide that it may not be canceled except upon at least thirty (30) days prior written notice to Sellers (or at least ten (10) days’ prior written notice for failure to pay a premium). Upon Sellers’ request, AMC shall furnish to Sellers insurance certificates.

8.  Each party agrees to cooperate reasonably with the other party, to take such actions, to execute such further instruments, documents and agreements, and to give such further written assurances, as may be reasonably requested by the other party to evidence and reflect the transactions contemplated herein, and to carry into effect the intents and purposes of this Agreement.

9.  Upon a failure to timely make any payment required under this Agreement when due, or breach of any other material term of this Agreement by AMC which is not cured within thirty (30) days following notice from Sellers of such breach, then, in addition to any other rights or remedies that Sellers may have at law or in equity, Sellers shall have the right, in Sellers’ sole discretion, to declare a default and retake possession of the Assets for which title has not already been conveyed in accordance with Section 3. AMC shall permit Sellers and their agents to enter the premises where such Assets are stored or otherwise located for the purpose of inspecting, removing or selling the Assets or Sellers may require AMC (at AMC’s sole cost and expense) to assemble the Assets and make them available to Sellers at a place to be designated by Sellers which is reasonably convenient to Sellers and AMC. AMC shall pay any deficiency that may remain after exercise of such rights plus expenses of retaking, holding, preparing for sale, selling or the like and the enforcement of such rights, including Sellers' reasonable attorney's fees and expenses. All of Sellers' rights under this Agreement are cumulative and no waiver of any default shall affect any later default.

10.  The representations, warranties, covenants and agreements set forth in this Agreement shall survive the execution and delivery of this Agreement.

11.  This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

12.  This Agreement, together with the Schedule hereto, incorporated by this reference, constitute the entire agreement of the parties regarding the Sale. They supersede all prior or contemporaneous understandings, agreements, or other communications between the parties, oral or written, regarding such subject matter. This Agreement may not be amended or waived except in a writing executed by the party against which such amendment or waiver is sought to be enforced. No course of dealing between or among any persons or entities having any interest in this Agreement will be deemed effective to modify or amend any part of this Agreement or any rights or obligations of any person or entity under or by reason of this Agreement. The failure of a party to enforce any provision of this Agreement shall not be construed to be a waiver of the right of such party to thereafter enforce that provision or any other provision or right. If any provision of this Agreement is unenforceable or invalid under any applicable law or is so held by applicable court decision, such unenforceability or invalidity will not render this Agreement unenforceable or invalid as a whole, and such provision will be changed and interpreted so as to best accomplish the objectives of such unenforceable or invalid provision within the limits of applicable law or applicable court decisions.

13.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of California applicable to contracts entered into and to be performed wholly within said state. The parties hereto hereby consent to the jurisdiction of the federal and state courts located in Los Angeles County, California and waive any objections to such courts based on venue in connection with any claim or dispute arising under this Agreement. Each of the parties hereto hereby irrevocably waives any and all right to a trial by jury in any legal proceedings arising out of or relating to this Agreement.

14.  This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same instrument. It shall not be necessary for any counterpart to bear the signature of all parties hereto. This Agreement and any amendments hereto, to the extent signed and delivered by means of a facsimile machine or electronic delivery, shall be treated in all manner and respects as an original agreement and shall be considered to have the same binding legal effect as if were the original signed version thereof delivered in person. No party to this Agreement shall raise the use of a facsimile machine or electronic delivery to deliver a signature or the fact that any signature or agreement was transmitted or communicated through the use of a facsimile machine or electronic means as a defense to the formation or enforceability of a contract and each party forever waives any such defense.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

ACCESS DIGITAL CINEMA PHASE 2, CORP.

By:	/s/ Gary S. Loffredo
Name: Gary S. Loffredo
Title: President

ACCESS DIGITAL CINEMA PHASE 2 B/AIX, CORP.

By:	/s/ Gary S. Loffredo
Name: Gary S. Loffredo
Title: President

American Multi-Cinema, Inc.

By:	/s/ John McDonald
Name: John McDonald
Title: EVP US Operations

Signature Page- Equipment Purchase Agreement